Consent of Independent Auditors


We consent to the reference to our firm under the caption
"The Share Exchange - United States Federal Income Tax
Consequences" in the Transaction Statement (Schedule 13E-3) dated September 27, 1999, and to the incorporation by reference of our reports dated March 24, 1999, with respect to the consolidated financial statements and schedules of Kentucky Investors, Inc. and Investors Heritage Life
Insurance Company, included in their respective Annual
Reports (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                              /s/ Ernst & Young LLP
Louisville, Kentucky
September 24, 1999